United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 28, 2020

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)
001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

952- 996-1674
Registrant’s Telephone Number, Including Area Code

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On August 28, 2020, Communications Systems, Inc. (the “Company”) entered into a $5.0 million credit facility with Wells Fargo Bank, National Association. The Company’s obligations under the credit facility are secured by a security agreement covering a securities accounts the Company maintains with Wells Fargo and Wells Fargo-affiliated entities. There are no other security interests on Company assets in connection with the credit facility. The Company’s obligations under the credit facility are guaranteed by Company’s subsidiaries, Transition Networks, Inc.; JDL Technologies, Inc.; Ecessa Corporation; and Twisted Technologies, Inc. These subsidiaries have not pledged any assets to support their guarantees.

The credit facility contains customary covenants.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Company’s entering into a new $5.0 million credit facility described in Item 1.01 of this Form 8-K, the Company and Wells Fargo terminated the prior credit facility and related agreements with Wells Fargo, except that the security agreement between the Company and Wells Fargo and the Guaranty by the Company’s subsidiaries were amended and updated as of August 28, 2020.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Name
10.1	Credit Agreement dated as of August 28, 2020, by and between Communications Systems, Inc. and Wells Fargo Bank, National Association
10.2	Amended Securities Account Security Agreement dated as of August 28, 2020
10.3	Revolving Line of Credit Note dated as of August 28, 2020 in the amount of $5.0 million
10.4

Continuing Guaranty of Communications Systems, Inc obligations by Ecessa Corporation, JDL Technologies, Incorporated, Transition Networks, Inc.; and Twisted Technologies, Inc. dated as of August 28, 2020.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer

Date: September 3, 2020

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